Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 10, 2023

Winder Investment Pte. Ltd.

	By:	/s/ Sharon Yam
Name: Sharon Yam
Title: Director
	By:	/s/ Iqbal Jumabhoy
Name: Iqbal Jumabhoy
Title: Director
Freemont Capital Pte. Ltd.

	By:	/s/ Sharon Yam
Name: Sharon Yam
Title: Director
	By:	/s/ Iqbal Jumabhoy
Name: Iqbal Jumabhoy
Title: Director
Haldor Foundation

	By:	/s/ Peter Prast
Name: Peter Prast
Title: Director
	By:	/s/ Ernst Walch
Name: /s/ Ernst Walch
Title: Director